UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 5, 2009

ECCO ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St.,Suite 206 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

713-771-5500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 31, 2008, ECCO Energy Corp., a Nevada corporation (the “Company”) entered into an agreement to purchase  properties (the “Acquired Properties”) from Samurai Corp, Inc., including the working interests in the properties previously owned by M-J Oil Company and Lake Fork Resources, LLC in Ohio.  Financial agreements involving promissory notes were issued on December 30, 2008 and December 31, 2008, and were executed on February 27, 2009.  These acquisitions include 40 producing wells, 3 shut-in wells with current average net production of 240 Mcf of natural gas and 23 barrels of oil per day (the “Properties”).    The Company issued two promissory notes for a total of $6,976,200 to Samurai Corp, payable in full on January 1, 2018, bearing an annual interest rate of 6%.   The first note is for $2,655,000 and covers the properties previously owned by Lake Fork Resources.  The second note is for $4,321,200, and includes the properties formerly owned by M-J Oil Company.  For 2009, there will be payments of interest only on the notes, with principal payments beginning on January 1, 2010.

The principal owner of Samurai Corp, is Sam Skipper, the CEO of ECCO Energy.  Samurai Corp, Inc. is considered an affiliated company.  Samurai purchased these properties during 2008 for an aggregate consideration of $6,500,000 with approximately $400,000 in expenses and improvements since the original purchase dates.  Samurai Operating Co. will continue as operator.

Along with the oil and gas properties, ECCO acquired a gas pipeline (“Pipeline”) which services the Acquired Properties.  The gas pipeline system, approximately 13 miles in length, is located in Jefferson and Harrison Counties, Ohio.  The pipeline was purchased from M- J Oil Company of Paris, Ohio, by issuing a mortgage note for $1,000,000.  The mortgage note bears an 8% annual interest rate.  The mortgage is secured by the pipeline assets.  There are no payments due until September 30, 2009, at which time, the entire unpaid balance of principal and accrued interest is due.

2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Although the transactions were completed on December 30, 2008 and December 31, 2008, the promissory notes for the sale were not executed until February 27, 2009.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 31, 2008, the Company issued two promissory notes for a total of $6,976,200 bearing interest at the rate of 6% per annum and payable on January 1, 2018 for the acquisition of the Properties under the Acquisition Agreement and assumed the principal and accrued interest under the $1,000,000 promissory note bearing interest at the rate of 8% per annum and payable on September 30, 2009 for the acquisition of the Pipeline.

9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

     To be filed by amendment.

(b) Pro forma Financial Information.

     To be filed by amendment

(c) Shell Company Transaction.

     Not applicable

(d) Exhibits

10.1	Asset Purchase and Sales Agreement dated December 30, 2008 between ECCO Energy Corp. and Samurai Corp for the purchase and sale of oil and gas properties.

10.2	Asset Purchase and Sales Agreement dated December 31, 2008 between ECCO Energy Corp. and Samurai Corp for the purchase and sale of oil and gas properties.

10.3	Asset Purchase and Sales Agreement dated October 15, 2008 between ECCO Energy Corp. and M-J Oil Company for the purchase and sale of a pipeline.

10.4	Promissory Note dated February 27, 2008 in the original principal amount of $2,655,000 and bearing interest at the rate of 6% per annum payable to Samurai Corp.

10.5	Promissory Note dated February 27, 2008 in the original principal amount of $4,321,000 and bearing interest at the rate of 6% per annum payable to Samurai Corp

10.6	Promissory Note dated October 15, 2008 in the original principal amount of $1,000,000 and bearing interest at the rate of 8% per annum payable to M-J Oil Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECCO Energy Corp.

Date: March 04, 2009	By:/s/ Samuel Skipper
Samuel Skipper
President/CEO